UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2014

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3505 E Frontage Road, Suite 150 Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 281-2907

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, Landmark Apartment Trust of America, Inc. (the “Company”) received notice from Mr. Peter Sotoloff regarding his decision to resign from his positions as an independent director of the Company and as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, effective immediately. Mr. Sotoloff’s decision to resign was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the terms of the Company’s Amended and Restated Corporate Governance Agreement, dated as of January 7, 2014, BREDS II Q Landmark LLC, a Delaware limited liability company (“BREDS”), is entitled to designate Mr. Sotoloff’s replacement on the Board of Directors (the “Board”) of the Company. The Board intends to appoint a new director designated by BREDS to fill the vacancy created by Mr. Sotoloff’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 4, 2014	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon

	Title:	Assistant Chief Financial Officer, Treasurer and Secretary